CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Key Employee Stock Compensation Program and the 1995 Directors' Stock Option Plan of Bank West Financial Corporation of our report dated August 9, 2000, with respect to the consolidated financial statements of Bank West Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended June 30, 2000.





                                                /s/Crowe, Chizek and Company LLP
                                                --------------------------------
                                                   Crowe, Chizek and Company LLP

Grand Rapids, Michigan
September 26, 2000